UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Contractual Obligation

On October 21, 2011, Navistar, Inc. released from escrow upon satisfaction of certain pre-conditions, a lease agreement and a machinery and equipment purchase agreement with Retirement Systems of Alabama (“RSA”), whereby commencing January 1, 2012, Navistar, Inc. will lease an existing building of approximately 2.3 million square feet of manufacturing space at 1200 Haley Drive, Cherokee, Alabama 35616, including the respective land where the building resides, as well as, purchase certain machinery and equipment within the building.

Navistar, Inc.’s aggregate contractual lease and equipment purchase payment obligations under these agreements are approximately $182 million, payable monthly over the ten-year term. The first year the total payments will be $11 million and in years 2-10 the total payments will be $19 million per year.

Credit Agreement Drawdown

As previously disclosed on October 24, 2011 on Form 8-K, Navistar, Inc. and seven of its manufacturing subsidiaries (collectively, the “Companies”) signed a definitive loan agreement relating to a five-year senior inventory secured, asset-based revolving credit facility in an aggregate principal amount of $355 million (the “Credit Agreement). On November 4, 2011, the Companies initiated a drawdown of $100 million under the Credit Agreement (the “Advance”). Navistar International Corporation used the funds from the Advance to replenish funds used on November 1-2, 2011 to redeem a portion of its 8.25% Senior Notes, due in 2021. The Companies may, from time to time, draw additional funds under the Credit Agreement.

The Advance bears interest at a rate of one-month LIBOR, plus 1.75%. The Advance can be extended at the Companies’ request but otherwise is due and payable, together with all unpaid interest, fees and other obligations, no later than December 5, 2011, or earlier upon exercise by the lenders under their right to accelerate the due date of obligations upon the occurrence of an event of default, as described in the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement attached as Exhibit 10.1 of the Form 8-K/A filed on October 26, 2011, which is incorporated by reference herein.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2010, which was filed on December 21, 2010 and Part II, Item 1A, Risk Factors, included within our Form 10-Q for the period ended July 31, 2011, which was filed on September 7, 2011. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant

Date: November 10, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Executive Vice President and Chief Financial Officer